Exhibit 23.2
                                                                 -------------




                         INDEPENDENT AUDITORS' CONSENT



We consent to incorporation by reference in the registration statements (No. 33-43006, No. 33-55065, No. 33-62913, No. 333-17793, No. 333-39731 and No. 333-
39735) on Forms S-8 and registration statements (No. 33-58307 and No. 33-58775) on Forms S-3/S-4 and registration statement (No. 333-22427) on Form S-3 of Laboratory Corporation of America Holdings of our report dated February 14, 1997, except for note 10 as to which the date is March 31, 1997, relating to the consolidated balance sheet of Laboratory Corporation of America Holdings and subsidiaries as of December 31, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1996, and the related schedule, which report appears in the December 31, 1997 annual report on Form 10-K of Laboratory Corporation of America Holdings. We also consent to the reference to our firm under the heading "Selected Financial Data" in the December 31, 1997 annual report on Form 10-K of Laboratory Corporation of America Holdings.




                                                 /s/ KPMG PEAT MARWICK LLP
                                                 -------------------------
                                                 KPMG Peat Marwick LLP
Raleigh, North Carolina
March 27, 1998

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